Exhibit 10.1

FIRST AMENDMENT TO ASSET PURCHASE AGREEMENT

This FIRST AMENDMENT TO ASSET PURCHASE AGREEMENT (this “Amendment”) is made and entered into as of September 3, 2003 by and among Neoforma, Inc., a Delaware corporation (“Parent”), Neocars Corporation, a Delaware corporation that is a wholly-owned subsidiary of Parent (“Buyer”), and I-many, Inc., a Delaware corporation (“Seller”).

RECITALS

A.    Parent, Buyer and Seller are parties to a certain Asset Purchase Agreement dated as of July 18, 2003 (the “Agreement”).

B.    Parent, Buyer and Seller desire to amend the Agreement in the manner hereinafter set forth.

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements set forth herein, the parties hereby agree as follows:

1.    Capitalized terms used herein and not defined herein shall have the meaning given to them in the Agreement.

2.    Exhibit B attached to the Agreement is hereby deleted and Exhibit B attached hereto is substituted therefor.

3.    Section 1.1 of the Agreement is hereby amended to add or to amend the following defined terms, which defined terms shall be inserted in their appropriate alphabetical order:

“Escrow Cash” has the meaning set forth in Section 2.7.

“Escrow Period” means (i) with respect to the Escrow Shares, a period beginning on the Closing Date and ending on the first anniversary of the Closing Date, and (ii) with respect to the Escrow Cash, the earlier of (A) a period beginning on the Closing Date and ending on the fifth anniversary of the Closing Date and (B) a period beginning on the Closing Date and ending on the termination date of the Maintenance Services Agreement between the Seller and the Excepted Customer, which is substantially in the form attached as Exhibit D to the Excepted Customer Software License Agreement. Parent shall deliver written notice of such termination to Seller and the Escrow Agent within 10 Business Days of the termination or, if earlier, within 10 Business Days following Parent’s receipt from the Excepted Customer of its written notice of termination of the Maintenance Services Agreement.

“Excepted Customer” means the customer under the Excepted Customer Software License Agreement.

“Excepted Customer Professional Services Agreement” means that certain Consulting and Professional Services Agreement by and between Seller and the Excepted Customer.

“Excepted Customer Software License Agreement” means that certain Software License Agreement by and between Seller and the Excepted Customer, a copy of which is attached to this Amendment as Schedule 1.1.”

“Parent Party” has the meaning set forth in Section 7.2(h)(1).

“Section 11B” has the meaning set forth in Section 7.2(h).

“Section 15B” has the meaning set forth in Section 7.2(h).

4.    The initial paragraph of Section 2.7 and Section 2.7(a) of the Agreement are hereby amended in their entirety to read as follows:

“2.7    Purchase Price and Escrow. In consideration of the sale, assignment, transfer and conveyance of all the Purchased Assets (free and clear of all Encumbrances) to Buyer at the Closing, Buyer shall (i) pay Seller $10.0 million in cash, of which $760,000 will be deposited in an account with the Escrow Agent (the “Escrow Cash”), and (ii) issue to Seller shares of Parent Common Stock (collectively, the “Purchase Price”). The Escrow Agent will hold the Escrow Cash as collateral and partial security for Seller’s indemnification obligations under Section 7.2(h) and Section 7.2(i) hereunder for the applicable Escrow Period and will release amounts in accordance with the Escrow Agreement and Article 7, “Indemnification.” The shares of Parent Common Stock shall be issued in the following amount and manner:

(a)    At the Closing, Buyer shall issue such number of shares of Parent Common Stock as shall be equal to the quotient (rounded to the nearest whole number) of (A) $10.0 million divided by (B) the Parent Average Stock Price (the “Closing Shares”). Of the aggregate number of Closing Shares to be issued by Parent at the Closing, 20% of such Closing Shares (rounded up to the nearest whole number) (the “Escrow Shares”) will be deposited in an account with the Escrow Agent. The Escrow Agent will hold the Escrow Shares as collateral to secure Seller’s indemnification obligations hereunder for the applicable Escrow Period and will release amounts in accordance with the Escrow Agreement and Article 7, “Indemnification.” The portion of the Closing Shares that are not Escrow Shares are referred to herein as “Guaranteed Shares.”

5.    Section 2.10(b) of the Agreement is hereby amended in its entirety to read as follows:

“(b)    payment of $9,240,000 in cash by wire transfer to the account designated in writing by Seller at least two days prior to the Closing Date;”

6.    Section 3.2(b) of the Agreement is hereby amended in its entirety to read as follows:

“(b)    Stockholder Consents. Seller has determined to obtain the vote of the holders of a majority of Seller Common Stock (the “Requisite Stockholder Approval”) to adopt this

Agreement and approve the Asset Purchase. Except as provided in the preceding sentence, no other action or approval on the part of the holders of any of Seller’s securities is required in order to validly approve and adopt this Agreement and approve the Asset Purchase.”

7.    Section 5.11(h) of the Agreement is hereby amended to insert “(i)” at the beginning of the first paragraph thereof and the following after the end of such paragraph:

“(ii)    Seller agrees to provide, within two (2) Business Days of the date hereof, notice to the Significant Customer, in the form attached hereto as Exhibit E, of its intent to assign the Significant Customer Agreements to Parent or Buyer as of the Closing Date. Notwithstanding anything to the contrary in the Agreement, Seller shall use best efforts to assign the Significant Customer Agreement(s) at Closing pursuant to mutually acceptable assignment terms (provided that Seller shall not be required to pay any fees to secure the Significant Customer’s consent to such assignment), and Buyer and/or Parent shall accept such assignment.

(iii)    In the event that a (A) Significant Customer contests such assignment or (B) Seller is unable to amend such Significant Customer Agreement(s), as set forth above, then, in the event that parent and Buyer permit Seller to continue working with the Significant Customer, Seller will, (W) at the sole election of Parent and Buyer, appoint Parent and Buyer as the exclusive subdistributor for the exclusive industries/markets set forth in the Significant Customer Agreements relating primarily or exclusively to the Life Sciences Market; (X) advocate to the Significant Customer (and not take any action inconsistent with the objective) that the Significant Customer keep its existing products and make its planned products (including without limitation, any modifications, updates, upgrades, and interfaces) available under such Significant Customer Agreement(s); (Y) advocate to the Significant Customer (and not take any action inconsistent with the objective) that the Significant Customer ensure the primacy of product development deliveries for products primarily related to the Life Sciences Market, and ensure that such product development deliveries are made no later than April 1, 2004; and (Z) continue to perform all of Seller’s obligations under the Significant Customer Agreement(s). Upon the written direction of Parent, Seller shall maintain and enforce the exclusivity provisions contained in such Significant Customer Agreement(s) through March 31, 2004 and/or renew or extend such Significant Customer Agreement(s) for an additional 12-month term, and Parent and Buyer agree to reimburse Seller for monies actually paid by Seller upon Parent’s prior written direction to assign, maintain, renew, extend and/or enforce such Significant Customer Agreement(s).

8.    Section 7.1 of the Agreement is hereby amended to delete the phrase “the expiration of the Escrow Period” in the sixth line of the paragraph and to insert the phrase “the first anniversary of the Closing Date” in its place.

9.    Section 7.2 of the Agreement is hereby amended to delete the word “and” appearing at the end of paragraph (f) and to add the following new paragraphs immediately after paragraph (g):

“(h)    any claim, demand, suit, judgment, loss or expense that is made or asserted by Excepted Customer under Section 15B of the Excepted Customer Software License Agreement (“Section 15B”) or Section 11B of the Excepted Customer Professional Services Agreement

(“Section 11B”) which results in payments by Parent or Buyer to the Excepted Customer; provided, however, that the foregoing indemnification set forth in this Section 7.2(h) shall not apply to any amounts payable:

(1)    as a result of any professional services performed following the Closing by Parent, the Buyer or any affiliate thereof, or any subcontractor thereof, or any of their respective officers, directors, agents, subcontractors, invitees or employees (each a “Parent Party”),

(2)    pursuant to subsection (i) of Section 15B or subsection (i) of Section 11B as a result of gross negligence or willful misconduct of a Parent Party following the Closing,

(3)    pursuant to subsection (ii) or (v) of Section 15B or Subsection (ii) or (v) of Section 11B (unless the injury or illness is an employee of Seller or any of its affiliates or subcontractors, or the lost or damaged property is owned by Seller or any of its affiliates or subcontractors),

(4)    pursuant to subsection (iii) of Section 15B or subsection (iii) of Section 11B, as a result of actions taken or not taken following the Closing by a Parent Party where such actions taken or not taken constitute a failure to comply with any covenant or agreement of a Parent Party, or

(5)    pursuant to subsection (vi), (vii) or (viii) of Section 15B or subsection (vi), (vii) or (viii) of Section 11B as a result of actions taken or not taken following the Closing by a Parent Party;

(i)    any action or occurrence which results in the payment of a refund by Parent or Buyer to Excepted Customer pursuant to Section 10K of the Excepted Customer Software License Agreement; provided, however, that (i) Parent or Buyer, as the case may be, shall first offer the Excepted Customer the rights to a product that replaces the discontinued software, product or modules (if Parent or Buyer makes such software generally available) under the terms and conditions of the Excepted Customer Software License Agreement at no additional cost to the Excepted Customer and the Excepted Customer shall have failed to relicense such product from Parent or Buyer and (ii) the indemnification set forth in this Section 7.2(i) shall not apply to the refund of any amounts collected by Parent, the Buyer or any affiliate thereof after the Closing; and

(j)    with respect to the information provided in writing by Seller (which shall be deemed to include any information contained in any Seller Exchange Act Documents that has not been superseded) and included in (i) the Permit Application, the Hearing Notice, and the Information Statement, at the time each is filed with the California Commissioner, and, in the case of the Hearing Notice and Information Statement, at the time each is mailed to the holders of Seller Common Stock, or (ii) the Seller Proxy Statement, at the time it is filed with the SEC, at the time it is mailed to the holders of Seller Common Stock and at the time of the Seller Stockholder Meeting, and in all cases at all times subsequent thereto (through and including the Closing), any untrue statement of a material fact or any omission of any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

10.    Section 7.3 of the Agreement is hereby amended to delete the word “and” appearing at the end of paragraph (e) to the end of paragraph (f), and to add the following new paragraph (g) immediately after paragraph (f):

“(g)    with respect to the information provided in writing by the Buyer or Parent (which shall be deemed to include any information contained in any Parent Exchange Act Document that has not been superseded) and included in (i) the Permit Application, the Hearing Notice, and the Information Statement, at the time each is filed with the California Commissioner, and, in the case of the Hearing Notice and Information Statement, at the time each is mailed to the holders of Seller Common Stock, and (ii) the Seller Proxy Statement, at the time it is filed with the SEC, at the time it is mailed to the holders of Seller Common Stock and at the time of the Seller Stockholder Meeting, and in all cases at all times subsequent thereto (through and including the Closing), any untrue statement of a material fact or any omission of any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

11.    Section 7.4(d) of the Agreement is hereby amended in its entirety to read as follows:

“(d)    Notwithstanding anything contained herein to the contrary, the foregoing limitations on indemnification under this Article 7 shall not apply to any indemnification claim by any Parent Indemnified Person that arises from or as a result of (i) any fraudulent conduct or fraudulent misrepresentation on the part of Seller or its personnel, (ii) any breach by Seller of its representations or warranties contained in Section 3.11 of this Agreement relating to any infringement by Seller of any Intellectual Property Right of any other Person, (iii) any refund or similar payment of the purchase price relating to any products sold by Seller prior to Closing, (iv) any breach by Seller of its representations or warranties contained in Section 3.2(c) of this Agreement or (v) any claim for indemnification made under Section 7.2(h) and Section 7.2(i). In the event that any Parent Indemnified Person makes any indemnification claim that arises from or as a result of any infringement by Seller of any Intellectual Property Right of any other Person covered by clause (ii) of the preceding sentence, then under such circumstances, and solely for the purposes of any such claims, the Indemnification Cap will be equal to $10.0 million; provided, however, that a Parent Indemnified Person shall only be entitled to seek recovery for any such infringement by Seller of any Intellectual Property Right of any other Person until the second anniversary of the Closing Date. In the event that any Parent Indemnified Person makes any indemnification claim that arises from or as a result of any refund or similar payment covered by clause (iii) of the first sentence of this Section 7.4(d), then Seller will promptly reimburse Parent in cash in the amount of any such refund or similar payment made by Parent to a third party, without regard to the provisions of Section 7.4(c). In the event that any Parent Indemnified Person makes any indemnification claim that arises from or as a result of any refund or similar payment covered by clause (iii) of the first sentence of this Section 7.4(d) or that arises from or as a result of any breach by Seller of its representations or warranties contained in Section 3.2(c) of this Agreement, then under such circumstances, and solely for the purposes of any such claims, the Indemnification Cap will be equal to $5.0 million; provided, further, that with respect to any such indemnification claim made by any Parent Indemnified Person, such Parent Indemnified Person will be entitled to recover for Damages first from the $3.0 million cash portion of the Indemnification Cap, and second, to the extent that such Damages exceed $3.0 million, from the Escrow Shares. In the event that any Parent Indemnified Person makes any indemnification claim covered by clause (v) of the first sentence of this Section 7.4(d), then any recovery by such Parent Indemnified Person of any Escrow Cash or Escrow Shares as a result of such indemnification claim will not be credited to the Seller Indemnifying Persons for purposes of determining whether the Seller Indemnifying Persons have reached or exceeded the Indemnification Cap.”

12.    Section 7.4 of the Agreement is hereby amended to add a new paragraph (g), which shall read as follows:

“Notwithstanding any provision contained in this Agreement to the contrary, Seller shall not be liable to Parent or Buyer for any Damages for a breach by Seller of its obligations under subparagraphs (ii) or (iii) of Section 5.11(h), and Buyer’s and Parent’s sole recourse for any breach thereof shall be an action for specific performance.”

13.    Section 7.5(a) of the Agreement is hereby amended to insert the word “applicable” before each occurrence of the phrase “Escrow Period” in the final sentence of the section.

14.    Section 7.5(d)(i) of the Agreement is hereby amended to (i) insert the phrase “or Escrow Cash, as the case may be” in the seventh line of the paragraph after the phrase “Escrow Shares” and (ii) to replace the reference to “Section 7.3” in the seventh line of the paragraph with “Section 7.4.”

15.    The Earnout Schedule is hereby amended to delete the word “down” where it appears in the definition of “First Tier Earnout Shares” and in the definition of “Second Tier Earnout Shares.”

16.    Seller hereby reaffirms its covenants contained in Section 5.2(g) of the Agreement.

17.    This First Amendment to Asset Purchase Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed will be deemed to be an original but all of which taken together will constitute one and the same agreement.

18.    Except as modified hereby, the Agreement is in all other respects ratified and confirmed.

IN WITNESS WHEREOF, the parties have caused this First Amendment to Asset Purchase Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

I-MANY, INC.		NEOFORMA, INC.

By:	/s/ ROBERT G. SCHWARTZ, JR.	By:	/s/ DANIEL G. ECKERT
	Name: Robert G. Schwartz, Jr. Title: VP, General Counsel and Secretary		Name: Daniel G. Eckert Title: President

NEOCARS CORPORATION

By:	/s/ DANIEL G. ECKERT
Name: Daniel G. Eckert Title: President